Exhibit 99.1


FORM 3 JOINT FILER INFORMATION



Name of
"Reporting Persons":

Lehman Brothers Inc., a Delaware corporation
("LBI")

LB I Group Inc., a Delaware corporation ("LB I Group")


Lehman ALI Inc., a Delaware corporation ("Lehman ALI")

Property
Asset Management Inc., a Delaware corporation ("PAMI")

Lehman Brothers
P.A. LLC, a Delaware limited liability company ("LB P.A. LLC")

Lehman
Brothers HealthCare Venture Capital L.P., a Delaware limited partnership ("HealthCare Capital L.P.")

Lehman Brothers HealthCare Venture Capital
Associates L.P., a Delaware limited partnership
("HealthCare Associates
L.P.")

Lehman Brothers Offshore Partners Ltd., a Bermuda limited duration company ("LB Offshore Ltd.")

Lehman Brothers Offshore
Partnership Account 2000/2001, L.P., a Bermuda limited partnership
("LB
Offshore 2000/2001")

Lehman Brothers Partnership Account 2000/2001,
L.P., a Delaware limited partnership
("LB Partnership 2000/2001")



Address:

745 Seventh Avenue
New York, New York 10019



Designated Filer:

Lehman Brothers Holdings Inc. ("Holdings")



Issuer and Ticker Symbol:

Auxilium Pharmaceuticals, Inc. (AUXL)



Date of Event:

July 22, 2004


Each of the following is a
Joint Filer with Lehman Brothers Holdings Inc. ("LBHI") and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

LBI is a wholly-owned subsidiary of Holdings and the direct 100% parent of LB I Group. LB I Group is a wholly-owned subsidiary of LBI and is the general partner of LB Offshore Ltd. and HealthCare Associates L.P. LB Offshore 2000/2001 is a limited partnership, the general partner of which is LB Offshore Ltd. LB Partnership 2000/2001 is a limited partnership, the general partner of which is LB Offshore 2000/2001.


Lehman ALI is a wholly-owned subsidiary of Holdings and the direct
100% parent of PAMI.  LB P.A. LLC is a wholly-owned subsidiary of PAMI.


HealthCare Capital L.P. is a limited partnership, the general partner of which is HealthCare Associates L.P.

HealthCare Capital L.P., LB
Offshore 2000/2001, LB P.A. LLC and LB Partnership 2000/2001 are the actual owners of the shares reported herein.

Each Reporting Person disclaims
beneficial ownership of any securities, and proceeds thereof, that exceed its, his or her pecuniary interest therein, and/or that are not actually distributed to it, him or her.

The filing of this statement shall not
be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement. Each of the Reporting Persons listed above hereby designates Holdings as its designated filer of Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

Lehman Brothers Inc.
745 Seventh Avenue
New York,
New York 10019

LB I Group Inc.
745 Seventh Avenue
New York, New
York 10019

Lehman ALI Inc.
745 Seventh Avenue
New York, New York
10019

Property Asset Management Inc.
745 Seventh Avenue
New York,
New York 10019

Lehman Brothers P.A. LLC
745 Seventh Avenue
New
York, New York 10019

Lehman Brothers HealthCare Venture Capital L.P.

745 Seventh Avenue
New York, New York 10019

Lehman Brothers
HealthCare Venture Capital Associates L.P.
745 Seventh Avenue
New York,
New York 10019

Lehman Brothers Offshore Partners Ltd.
745 Seventh
Avenue
New York, New York 10019

Lehman Brothers Offshore Partnership
Account 2000/2001, L.P.
745 Seventh Avenue
New York, New York 10019


Lehman Brothers Partnership Account 2000/2001, L.P.
745 Seventh Avenue

New York, New York 10019


Signature on behalf of each of the above
Joint Filers:

/s/ Barrett S. DiPaolo
Senior Vice President and

Authorized Signatory of each Joint Filer